EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Balqon Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-164106) pertaining to Balqon Corporation 2008 Stock Incentive Plan of our report dated June 14, 2013, relating to the financial statements of Balqon Corporation as of December 31, 2012 and 2011 appearing in this annual report on Form 10-K for the year ended December 31, 2012.

Weinberg & Company, P.A.

Los Angeles, California

June 14, 2013